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EXHIBIT 21.1

                               AMERICREDIT CORP.

                        SUBSIDIARIES OF THE REGISTRANT


                                                                      State or
                                                                     Province of
Subsidiary                                       Ownership %       Incorporation
----------                                       -----------       -------------

AmeriCredit Financial Services, Inc.                100%              Delaware

ACF Investments Corp.                               100%              Delaware

AFS Funding Corp.                                   100%              Nevada

AmeriCredit Corporation of California               100%              California

CP Funding Corp.                                    100%              Nevada

AmeriCredit Funding Corp.                           100%              Delaware

AmeriCredit Warehouse Trust                         100%              Delaware

AmeriCredit Management Company                      100%              Delaware

AmeriCredit Financial Services of
  Canada, Ltd.                                      100%              Ontario